BRF S.A.

A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXCERPT FROM THE MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON FEBRUARY 26, 2015

1.         DATE, TIME AND PLACE: Held on February 26, 2015 at 9:00 a.m. at Rua Hungria, 1.400, 5th floor in the city and state of São Paulo. 2.        CHAIR:Chairman: Abílio dos Santos Diniz.  Secretary: Edina Biava. 3. CONVENING AND ATTENDANCE: Convening executed pursuant to the Corporate Bylaws of the Company. The majority of the members of the Board of Directors attended. RESOLUTIONS: 1. Approved on a unanimous vote and without qualification for submission for shareholder decision at the E/AGM, the Financial Statements for the fiscal year ending December 31, 2014, together with the Management Report, Explanatory Notes, the Opinions of the Independent Auditors and the Fiscal Council, and of the Summarized Annual Report of the Audit Committee. 2. Approved on a unanimous vote and without qualification, the capitalization of the Company’s operation in Argentina through the medium of an injection of USD 30,000,000.00 (thirty million United States dollars) in the Sadia Uruguay subsidiary. 3. Approved on a unanimous vote and without qualification, ratification of the parameters for the negotiation of a currency hedge used by the Executive Board. With respect to the Financial Risk Management Policy approved by the Board of Directors at a meeting held on November 26, 2014 (“Policy”), approval was given to the extension of the contracting of any options eligible under Chapter 4 of the Policy (which restricts any receipt of a net premium or leverage) for up to 12 months, in the same manner as executed for the other derivative instruments, in accordance with the limits of responsibility established in the Policy. 4. The Convening Notice and the Proposal of the Board of Directors for the E/AGM for decision of the following matters was approved by a majority of votes: “(a) At an Annual General Meeting: 1. To examine and vote the Management Report, Financial Statements and other documents with respect to the fiscal year ending December 31, 2014 and decide on the allocation of the results for the fiscal year; 2. To ratify the distribution of remuneration to the shareholders (Interest on Own Capital and Dividends) pursuant to the decision by the Board of Directors; 3. To approve the number of members to make up the Board of Directors pursuant to the provision in Article 16, caption sentence, of the Corporate Bylaws; 4. To elect the Board of Directors; 5. Pursuant to the provision in Paragraph 1, Article 16 of the Corporate Bylaws, to nominate the Chairman and Vice Chairman of the Board of Directors; 6. To elect the members of the Fiscal Council. (b) At an Extraordinary General Meeting:1. To set the annual aggregate compensation of the members of management and the Fiscal Council for the fiscal year 2015 and to ratify the annual and aggregate compensation realized in 2014. 2. To approve the amendment of (i) the Stock Options Plan; (ii) the Restricted Stock Plan”. 5. With one  vote cast against, recorded in the name of the director, Carlos Fernando Costa, approved by an absolute majority of votes for submission for shareholder decision at the E/AGM, the proposal for an integrated slate of nine members to be designated as follows to the positions of both full and also alternate members of the Board of Directors for a term of office of 02 (two) years, pursuant to Article 16 of the Corporate Bylaws: (i)  Abílio dos Santos Diniz  as full member with his respective alternate, Eduardo Pongracz Rossi; (ii) Marco Geovanne Tobias da Silva as full member and as his respective alternate. Sergio Ricardo Miranda Nazaré; (iii) Vicente Falconi Campos as full member and as his respective alternate, Mateus Affonso Bandeira; (iv) Walter Fontana Filho as full member and as his respective alternate, Eduardo Fontana D’Avila; (v) Luiz Fernando Furlan as full member and as his respective alternate, Roberto Faldini; (vi) José Carlos Reis de Magalhães Neto as full member and as his respective alternate, Fernando Shayer; (vii) Manoel Cordeiro Silva Filho as full member and as his respective alternate, Mauricio da Rocha Wanderley; (viii) Paulo Guilherme Farah Correa as full member and as his respective alternate, Arthur Prado Silva; and (ix) Henri Philippe Reichstul as full member and as his respective alternate, Jose Violi Filho. The proposal to be tabled for approval of the E/AGM will include the nomination of Abilio dos Santos Diniz as Chairman of the Board of Directors and Marco Geovanne Tobias da Silva as Vice Chairman of the Board of Directors. 6. With one vote cast against, recorded in the name of the director, Carlos Fernando Costa, approved by an absolute majority of votes for  submission for shareholder decision at the E/AGM, the proposal of the following candidates for election as full members and alternates of the Fiscal Council: (i) Attílio Guaspari as full member and as his respective alternate, Susana Hanna Stiphan Jabra; (ii) Marcus Vinicius Dias Severini as full member and as his respective alternate, Marcos Tadeu de Siqueira; and (iii) Reginaldo Ferreira Alexandre as full member and as his respective alternate, Walter Mendes de Oliveira Filho. 7. Approved on a unanimous vote and without qualification the proposal for submission for shareholder for decision at the Company’s E/AGM, the amending the Stock Option Plan and the Restricted Shares Plan. 8. On a unanimous vote and without qualification for submission to the E/AGM, approved the Management’s aggregate compensation for fiscal year 2015 of up to R$65,000,000.00 (sixty-five million Reals), including additional compensation for the month of December 2015 in the amount corresponding to one month’s fee. The proposal to be submitted for approval of the E/AGM will include compensation of the Fiscal Council to be realized in accordance with Article 261, Paragraph 3 of the Brazilian corporate law as well as ratification of the annual and aggregate compensation of the members of management and the Fiscal Council with respect to the year 2014 in the amount of R$61,557,810.59 (sixty-one million, five hundred and fifty-seven thousand, eight hundred and ten Reals, fifty-nine centavos). 9. Given the requirement to implement the transition schedule for the sale of the Company’s dairy products operation: 9.1. On a unanimous vote and without qualification, ratification was given to the appointment and engagement of Ernst & Young Auditores Independentes S/S, a company with registered offices in the city and state of São Paulo at Av. Presidente Juscelino Kubitschek, 1830 - Torre II – 10th floor, Itaim Bibi, CEP 04543-900, enrolled in the Brazilian Corporate Tax Register of the Finance Ministry under number 61.366.936/0001-25, registered with the State of São Paulo Regional Accounting Council under number CRC-2 SP 015 199/O-6 (“Specialized Company”), pursuant to articles 7 and 8 of Law 6.404/76, to prepare the Evaluation Report at book value with respect to certain elements of the assets and liabilities in the Company’s balance sheet, in the capacity of shareholder, as of the baseline date of December 31, 2014 (“Elements”), and as broken down in the Evaluation Report itself; 9.2. On a unanimous vote and without qualification following due examination and discussion, approval was given to the Evaluation Report showing that the Elements are worth at least R$710,183,339.88 (seven hundred and ten million, one  hundred and eighty-three thousand, three hundred and thirty-nine Reals, eighty-eight centavos), the minimum value of each one of the Elements being broken down in the Evaluation Report (filed document in the company); 9.3. On a unanimous vote and without qualification, approval was given to the increase in the capital of the Elebat Alimentos S.A. subsidiary  in the amount of R$710,184,339.88 (seven hundred and ten million, one hundred and eighty-four thousand, three hundred and thirty-nine Reals, eighty-eight centavos), through the issue of 710,183,339 (seven hundred and ten million, one hundred and eighty-three thousand, three hundred and thirty-nine) new common, nominative shares with no par value, all subscribed by the Company and paid in by the latter through the transfer of the Elements to the capital stock of Elebat Alimentos S.A., the aggregate price of the issue being established in accordance with Article 170, Paragraph 1 of Law 6.404/76 and the capital stock of R$1,000.00 (one thousand Reals) increasing to R$710,184,339.88 (seven hundred and ten million, one hundred and eighty-four thousand, three hundred and thirty-nine Reals, eighty-eight centavos).10.Other internal Company matters. APPROVAL AND SIGNATURE OF THE MINUTES: There being no further matters raised, the  Chairman declared the work of the meeting as concluded, the minutes having been drafted in summarized format, read by all, found in conformity and signed. São Paulo, February 26, 2015. Chair: Abílio dos Santos Diniz, Chairman;   Edina Biava; Secretary. Board Directors: Abílio dos Santos Diniz; Sérgio Ricardo Silva Rosa; Carlos Fernando Costa; Eduardo Silveira Mufarej; José Carlos Reis Magalhães Neto; Vicente Falconi Campos; Luiz Fernando Furlan; Manoel Cordeiro Silva Filho; Paulo Assunção de Sousa and Walter Fontana Filho. (I certify that this is an excerpt from the full minutes transcribed in Book 4, folios 31 to 38, of minutes of Ordinary and Extraordinary Meetings of the Board of Directors).